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                                                                    EXHIBIT 10

INDEPENDENT AUDITORS' CONSENT

CMA Money Fund:

We consent to the incorporation by reference in this Post-Effective Amendment No. 27 to Registration Statement No. 2-59311 of our report dated May 17, 1999 appearing in the annual report to shareholders of CMA Money Fund for the year ended March 31, 1999, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.

Deloitte & Touche LLP
Princeton, New Jersey
May 26, 1999